Exhibit 99

District Court, Clark County, Nevada in the Matter of Cascade Energy, Inc., a Nevada Corporation Case no. A-10-628558-P notice of entry of order please take notice that on 24th day of January 2011, the attached order granting application for appointment of Equity Resolution, Inc. as Custodian of Cascade Energy, Inc. was entered in the above-captioned case. Dated This 28th day of January, 2011. Chasey Honodel, PC.